WEST BANCORPORATION, INC.
WEST DES MOINES, IOWA                                                      PROXY

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON APRIL 30, 2003

The undersigned hereby appoints David L. Miller and David R. Milligan, or either of them, the undersigned's attorneys and proxies, with full power of substitution, to vote all shares of Common Stock of West Bancorporation, Inc. which the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Shareholders of said corporation to be held in the conference room at the headquarters of the Iowa Independent Bankers, located at 1603 22nd Street, Suite 202, West Des Moines, Iowa, on Wednesday, April 30, 2003, at 5:00 p.m., Central time, and at any and all adjournments thereof.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1.    Election of directors:
      01 Frank W. Berlin                 07 David R. Milligan
      02 Steven G. Chapman               08 Robert G. Pulver
      03 Michael A. Coppola              09 Thomas E. Stanberry
      04 Orville E. Crowley              10 Jack G. Wahlig
      05 Raymond G. Johnston             11 Connie Wimer
      06 David L. Miller

      [  ]  Vote FOR all nominees listed         [   ]  Vote WITHHELD
            above (except as marked to                  from all nominees
            the contrary below)

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE SPACE PROVIDED TO THE RIGHT.)
     ____________

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

2. Approve the ratification of McGladrey & Pullen, LLP as West Bancorporation, Inc.'s independent public accountants for the year ending December 31, 2003.

     [   ]  FOR              [   ]  AGAINST               [   ]  ABSTAIN

3. In accordance with their discretion, upon all other matters that may properly come before said meeting and any adjournments or postponements thereof.

             (CONTINUED, AND TO BE SIGNED AND DATED, ON OTHER SIDE.)

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This Proxy, when properly executed,  will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED (I) FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2; AND (II) IN THE DISCRETION OF THE NAMED PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                Date                   , 2003
                                     ------------------

                                Signature(s)
                                             -----------------------------------

                                Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as administrator, attorney, executor, guardian or trustee, please give full title as such. If a corporation, authorized officer please sign full corporate name and indicate office held.

If you plan to personally attend the Annual Meeting of Shareholders, please check the box below and list names of attendees on reverse side.

Names of persons attending:


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